UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 19, 2022

AIXIN LIFE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

0-17284

(Commission File No.)

Colorado	84-1085935
(State of Incorporation)	(I.R.S. Employer Identification No.)

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District Chengdu City, Sichuan Province, China	610021
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: 86-313-6732526

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIXN	OTCQX

Cautionary Note Regarding Forward-Looking Statements:

Any statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s planned acquisitions, the purchase price to be paid for such acquisitions and the future performance of the businesses to be acquired, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of the Company’s management as of this date only and are subject to risks and uncertainties that could cause actual results to differ materially. Therefore, investors are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

In an effort to continue to expand our business in the health care industry, on July 19, 2022, we, Aixin Life International, Inc. (“we”, “us” or the “Company”), entered into an Equity Transfer Agreement (the “Transfer Agreement”) with Yunnan Sheng Shengyan Technology Co., Ltd. and Chen Yun (collectively, the “Sellers”), the holders of all of the outstanding equity of Yunnan Runcansheng Technology Co., Ltd (“Yunnan Runcansheng’).

Pursuant to the Transfer Agreement, we have agreed to purchase all of the outstanding equity of Yunnan Runcansheng from the Sellers for RMB 45082600. In contemplation of the transaction, Yunnan Runcansheng will prepare a balance sheet based upon its books and records as of December 31, 2021. Consummation of the acquisition is subject to the completion of an audit of the financial statements of Yunnan Runcansheng showing that the net worth of Yunnan Runcansheng as of December 31, 2021, is no less than 1,530,000 RMB. In addition, if the net worth of Yunnan Runcansheng as of December 31, 2021, as shown by the audit is less than 97% of the net worth on the balance sheet as of that date initially prepared by Yunnan Runcansheng, the purchase price shall be reduced by the amount of the deficiency. In addition, the Transfer Agreement provides that we will be the beneficiary of any profit generated by Yunnan Runcansheng commencing January 1, 2022, and bear any loss it incurs from and after such date.

Upon execution of the Transfer Agreement, we paid the Sellers a deposit of 5,000,000 RMB which is refundable under certain conditions as provided in the Transfer Agreement. In addition to payment of the deposit, upon signing of the Transfer Agreement we deposited 15,000,000 RMB in a bank account controlled by us which is not to be used by us until completion of the registration of the transfer of the equity of Yunnan Runcansheng to us in accordance with applicable regulations or the termination of the Transfer Agreement by either us or the Sellers. In contemplation of the transaction, Yunnan Runcansheng will prepare financial statements in accordance with Generally Accepted Accounting Principles in the United States consistent with its books and records as of December 31, 2021. Within five (5) days of the completion of the registration of the transfer of 100% of the equity of Yunnan Runcansheng to us, we will make a second payment of 33,000,000 RMB to the Sellers. If the audit of Yunnan Runcansheng’s financial statements as of December 31, 2021, is completed prior to completion of the transfer of the equity interests, we will pay 17,000,000 RMB to the Sellers as an advance against the 33,000,000 RMB due upon completion of the transfer. The Sellers shall complete the transfer of all licenses, seals, books and records of Yunnan Runcansheng within five days of the completion of the transfer of the equity interests, and within five (5) days of the completion of such transfers, we shall pay the Sellers 7,082,600 RMB, unless the purchase price has been reduced as provided by the Transfer Agreement, in which event we will pay such reduced amount.

In connection with the Transfer Agreement we will enter into a five year consulting agreement with Chen Yun, one of the owners and a manager of Yunnan Runcansheng. The agreement will provide for an annual fee to Mr. Yun of 100,000 RMB and for a grant of options to purchase 500,000 shares of our common stock. The options shall be exercisable until May 31, 2030, at a price of $6.00 per share and the right to exercise the options shall vest as to 100,000 each year commencing June 1, 2023, and continuing until June 1, 2027. In addition, each of the Sellers has agreed not to compete with Yunnan Runcansheng during the period commencing as of the closing and ending June 30, 2027.

Yunnan Runcangsheng. was established in April, 2020, and is headquartered in Luquan Yi and Miao Autonomous County, Kunming City, Yunnan Province. Its website is https://www.qcc.com/firm/589ffa77bb60511a44795bcd042f052a.html. It is focused on promoting a healthy lifestyle through the use of foods believed to promote well-being, health foods, modernized versions of traditional Chinese medical products and plant extracts. Yunnan Runcangsheng cultivates many of the raw materials used in its products, compounds the materials into easy to transport and use pre-packaged foods and distributes the products at the wholesale level. As life-styles in China evolve, work pressures increase and the ingestion of meats and other western style foods increases, Yunnan Runcangsheng seeks to design and market products intended to combat the increase in obesity, hypertension, insomnia and physical ailments associated with such changes.

The Transfer Agreement contains customary representations, warranties, and covenants of the parties and post-closing indemnities. The representations and warranties set forth in the Agreement generally survive for 18 months following the closing.

We and Yunnan Runcansheng are currently working to complete the necessary audit of its financial statements which we anticipate will be finished in September. We anticipate closing the acquisition shortly thereafter.

A copy of the Transfer Agreement is attached as an exhibit to this report on Form 8-K. The foregoing description of the Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Transfer Agreement.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by Rule 8-04 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information

The pro forma financial information required pursuant to Rule 8-05 and Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

Exhibit No.	Description
10.1	Equity Transfer Agreement among the Company, Chen Yun and Yunnan Sheng Shengyuan Technology Co., Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 25, 2022

Aixin Life International, Inc.

By:	/s/ Quanzhong Lin
Quanzhong Lin
Chief Executive Officer